Exhibit 99-1
                                                                    ------------

                              N E W S   R E L E A S E

                            Dixon Ticonderoga Company

        195 International Parkway Heathrow, Florida 32746 (407) 829-9000


August 12, 2004                                       Contact:

                                                      Gino N. Pala, Chairman
FOR IMMEDIATE RELEASE                                 (407) 829-9000



             DIXON TICONDEROGA REPORTS STRONG THIRD QUARTER EARNINGS

HEATHROW, FL. ---- Dixon Ticonderoga Company (AMEX:DXT) today announced pro forma net income from continuing operations for its third quarter ended June 30, 2004 of $1,666,177 or $.52 per basic and diluted share, compared with pro forma net income from continuing operations of $1,558,900 or $0.49 per basic and diluted share in the prior year quarter. Including the fiscal 2004 effects of investment banking and related costs, as well as valuation allowances for U.S. deferred tax assets, the company reported net income of $1,672,064 or $0.52 per share. This compares with net income of $1,790,558 or $0.56 per share in the prior year after the fiscal 2003 effects of restructuring and related costs, other income and discontinued operations. Third quarter revenues rose to $27,367,166 from $26,940,174 last year. Weighted average shares outstanding during the quarter were 3,205,979 (basic) and 3,206,190 (diluted) compared with 3,199,043 (basic and diluted) a year ago.
     For the first nine months of fiscal 2004, the Company reported that its pro forma net income from continuing operations rose 36% to $1,504,165, or $0.47 per basic and diluted share from $1,103,012 or $0.35 per basic and diluted share in the prior year period. Including the fiscal 2004 effects of investment banking and related costs, and valuation allowances for U.S. deferred tax assets, net income in the current year was $818,876 or $0.26 per share. This compares with net income of $751,712 or $0.24 per share in the 2003 period after the effects of debt refinancing costs, restructuring costs, other income and results of discontinued operations. Revenues in the first nine months of fiscal 2004 were up slightly to $61,796,736 compared with to $61,702,854 a year ago. Average shares outstanding during the period were 3,203,107 (basic and diluted) compared with a 3,194,902 (basic and diluted) last year.
     Commenting on the improved year to date results, Chairman and Co-Chief Executive Officer Gino N. Pala said, "We are extremely pleased with the strong continued improvement of our consumer products business, particularly in the U.S., as we begin to enjoy the benefits of our exhaustive consolidation and cost reduction efforts over the past several years. Our company's pro forma net income from continuing operations year-to-date has improved from approximately $300,000 to $1.5 million over the past two years. We now believe that, with the most difficult restructuring efforts behind us, we are well-positioned for future growth and the related enhanced profitability it will bring to our company."

     Dixon Ticonderoga Company, with operations dating back to 1795, is one of the oldest publicly-held companies in the U.S. Its consumer group manufactures and markets a wide range of writing instruments, art materials and office supplies, including the well-known Ticonderoga(R), Prang(R) and Dixon(R) brands. Headquartered in Heathrow, Florida, Dixon Ticonderoga employs approximately 1,600 people at 8 facilities in the U.S., Canada, Mexico and the U.K. The company has been listed on the American Stock Exchange since 1988 under the symbol DXT.

                           Forward-Looking Statements
                           --------------------------

     Any "forward-looking" statements in this press release (including, among others, management's belief that it is positioned for future growth and enhanced profitability) involve known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks include (but are not limited to) difficulties encountered with the company's consolidation and cost reduction programs; manufacturing inefficiencies; increased competition; reduced revenues; U.S. and foreign economic factors; interest rate fluctuation risk; and foreign currency exchange risk, among others.

                             #      #      #      #

               DIXON TICONDEROGA COMPANY - - - EARNINGS HIGHLIGHTS
               ---------------------------------------------------

                                             Three Months Ended             Nine Months Ended
                                                  June 30,                     June 30,
                                             2004          2003            2004           2003
                                          ------------  ------------    ------------   ------------

Revenues                                  $27,367,166   $26,940,174     $61,796,736    $61,702,854
                                          ============  ============    ============   ============
Operating Income                          $ 3,293,039   $ 3,223,088     $ 4,158,527    $ 3,071,279

Other Income                                      --        611,680             --       1,052,500

Interest Expense                             (912,476)     (990,806)     (2,519,481)    (2,652,880)

Income Taxes                                 (682,231)     (971,733)       (786,971)      (379,197)

Minority Interest                             (26,268)      (21,948)        (33,199)       (28,829)
                                          ------------  ------------    ------------   ------------
Income from Continuing Operations           1,672,064     1,850,281         818,876      1,062,873

Loss From Discontinued Operations                 --       (59,723)             --        (311,161)
                                          ------------  ------------    ------------   ------------
Net Income                                $ 1,672,064   $ 1,790,558     $   818,876    $   751,712
                                          ============  ============    ============   ============

Earnings (Loss) Per Share (Basic and Diluted):

  Continuing Operations                   $      0.52   $      0.58     $      0.26    $      0.33
  Discontinued Operations                         --          (0.02)            --           (0.09)
                                          ------------  ------------    ------------   ------------
Net Income                                $      0.52   $      0.56     $      0.26    $      0.24
                                          ============  ============    ============   ============
Weighted Average Shares (Basic)             3,205,979     3,199,043       3,203,107      3,194,902
                                          ============  ============    ============   ============
Weighted Average Shares (Diluted)           3,206,190     3,199,043       3,203,107      3,194,902
                                          ============  ============    ============   ============

                         Reconciliation of Income (Loss) From Continuing Operations
                         To Pro Forma Net Income (Loss) From Continuing Operations

                                             Three Months Ended             Nine Months Ended
                                                  June 30,                       June 30,
                                             2004          2003            2004           2003
                                          ------------  ------------    ------------   ------------


Income From Continuing Operations         $ 1,672,064   $ 1,850,281     $   818,876    $ 1,062,873

Debt Refinancing Costs, Net of Income Taxes       --            --              --         424,770

Restructuring and Related Costs, Net of
 Income Taxes                                     --        124,561             --         331,069

Other Income, Net of Income Taxes (1)             --       (415,942)            --        (715,700)

Investment Banking and Related Costs,
 Net of Income Taxes                           84,667           --          309,271            --

Valuation Allowances for U.S.
 Deferred Tax Assets (2)                      (90,554)          --          376,018            --
                                          ------------  ------------    ------------   ------------
Pro Forma Net Income from Continuing
 Operations                               $ 1,666,177   $ 1,558,900     $ 1,504,165    $ 1,103,012
                                          ============  ============    ============   ============
Pro Forma Net Income Per Share from
 Continuing  Operations                   $      0.52   $      0.49     $      0.47    $      0.35
                                          ============  ============    ============   ============

(1) Other income in the 2003 periods represents gains on receipt of securities from insurance company demutualizations and certain import duty rebates.

(2) Beginning in the fourth fiscal quarter of 2003, the Company has provided full valuation allowances for any tax benefits generated in the U.S. given the recent history of U.S. tax losses. In the comparable 2003 periods, tax benefits were recognized for such U.S. losses.